                                                    Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------


               THE AMERICAN MATERIALS AND TECHNOLOGIES CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   33-0659916
                      (I.R.S. Employer Identification No.)

                 5915 RODEO ROAD, LOS ANGELES, CALIFORNIA                 90016
               (Address of Principal Executive Offices)              (Zip Code)

               THE AMERICAN MATERIALS AND TECHNOLOGIES CORPORATION
                1996 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
               THE AMERICAN MATERIALS AND TECHNOLOGIES CORPORATION
                             1997 STOCK OPTION PLAN
                            (Full Title of the Plans)

                                 PAUL W. PENDORF
                      President and Chief Executive Officer
               The American Materials and Technologies Corporation
                                 5915 Rodeo Road
                          Los Angeles, California 90016
                     (Name and Address of Agent for Service)

                                 (310) 841-5200
          (Telephone Number, Including Area Code, of Agent For Service)

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                                   Copies to:
                           David A. Broadwin, Esquire
                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000

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                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                            PROPOSED            PROPOSED
                                          AMOUNT            MAXIMUM             MAXIMUM
      TITLE OF EACH CLASS OF              TO BE          OFFERING PRICE        AGGREGATE           AMOUNT OF
    SECURITIES TO BE REGISTERED         REGISTERED         PER SHARE         OFFERING PRICE     REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value        345,300 shares           $4.81(1)         $1,660,893(1)         $489.97(1)
====================================================================================================================
Common Stock, $.01 par value        349,313 shares           $4.68(2)         $1,634,785(2)         $482.27(2)
====================================================================================================================
Common Stock, $.01 par value          4,700 shares           $2.69(3)         $   12,643(3)         $  3.73(3)
====================================================================================================================
Common Stock, $.01 par value            687 shares           $2.69(4)         $    1,849(4)         $  0.55(4)
====================================================================================================================
Totals                              700,000 shares                            $3,310,170            $976.52
====================================================================================================================

(1) For shares issuable pursuant to the exercise of stock options granted under The American Materials and Technologies Corporation's 1996 Incentive and Nonqualified Stock Option Plan (the "1996 Plan"), outstanding at December 2, 1997, estimated pursuant to Rule 457(h) based on the weighted average of the exercise prices of such options.

(2) For shares issuable pursuant to the exercise of stock options granted under The American Materials and Technologies Corporation's 1997 Stock Option Plan (the "1997 Plan"), outstanding at December 2, 1997, estimated pursuant to Rule 457(h) based on the weighted average of the exercise prices of such options.

(3) For shares issuable pursuant to the exercise of stock options that may be granted under the 1996 Plan but are not yet granted at December 2, 1997, estimated pursuant to Rule 457(c) based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Stock Market, Inc.
     on December 2, 1997.

(4) For shares issuable pursuant to the exercise of stock options that may be granted under the 1997 Plan but are not yet granted at December 2, 1997, estimated pursuant to Rule 457(c) based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Stock Market, Inc.
     on December 2, 1997.

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===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996;

     (b) The Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997;

     (c) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on June 17, 1996 under Section 12 of the Securities Exchange Act of 1934, including any amendment or description filed for the purpose of updating such description; and

     (d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law affords a Delaware corporation the power to indemnify its present and former directors and officers under certain conditions. Section 10 of the Company's Amended and Restated By-Laws (the "Restated By-Laws") provides that the Company shall indemnify each person who is or was a party, or is threatened to be made a party to, any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be, a director or officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, partner, employee, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of any such action, suit, proceeding or claim to the maximum extent permitted by the law of the State of Delaware. The Company is not required to indemnify or advance expenses to any director or officer in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person.

     Section 10 of the Restated By-Laws provides that the right of indemnification provided thereby will not be exclusive of any other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise. The Company has entered into indemnification agreements with each of the current directors of the Company substantially in the form of the indemnification agreement filed as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 and such form of agreement is incorporated herein by reference.

     The right to indemnification contained in Section 10 of the Restated By-Laws includes the right to be paid by the Company the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, if the General Corporation Law of the State of Delaware (the "DGCL") requires, an advancement of this nature incurred by an indemnified party only in his or her capacity as a director or officer of the Company, shall be made only on receipt by the Company of an undertaking, by or on behalf of such director or officer, to repay all advanced amounts if it shall be ultimately determined that such director or officer is not entitled to be indemnified for such expenses.

      The effect of these indemnification provisions could be to permit indemnification by the Company for, among other liabilities, liabilities arising out of the Securities Act of 1933.

     Section 102(b)(7) of the DGCL gives a Delaware corporation the power to adopt a charter provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for breach of fiduciary duty as directors, provided that such provision may not eliminate or limit the liability of directors for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any payment of a dividend or approval of a stock purchase that is illegal under
Section 174 of the DGCL or (iv) any transaction from which the director derived an improper personal benefit. Article SIXTH of the Company's Restated Certificate of Incorporation, as amended (the "Restated Charter") provides that to the maximum extent permitted by the DGCL, no director of the Company shall be personally liable to the Company or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of the Company. The Restated Charter further provides that any amendment to or repeal of the provisions of Article SIXTH or adoption of any provision inconsistent therewith will not apply to nor have any effect on the liability or the alleged liability of any director of the Company with respect to any act or failure to act of such director occurring prior to such amendment or repeal. A principal effect of Article SIXTH is to limit or eliminate the potential liability of the Company's directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described in (i) through (iv) above.

     Section 145 of DGCL gives a Delaware corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. The Company has procured a directors' and officers' liability insurance policy that (a) insures directors and officers of the Company against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors or officers and (b) insures the Company against losses (above a deductible amount) arising from any such claims, but only if the Company is required or permitted by law to indemnify such directors or officers for such losses.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

4.1*      Specimen certificate for the Common Stock

5.1       Opinion of Foley, Hoag & Eliot LLP

10.1* The American Materials and Technologies Corporation 1996 Incentive and Nonqualified Stock Option Plan

10.2**    The American Materials and Technologies Corporation 1997 Stock Option
          Plan

23.1      Consent of Feldman Radin & Co., P.C.

23.2      Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1)

24.1      Power of Attorney (contained on the signature page)

---------------

* Filed as an exhibit to the Company's Registration Statement on Form SB-2 (file number 333-3836), as declared effective by the Commission on June 27, 1996 and incorporated herein by reference.

** Filed as an appendix to the Company's Definitive Proxy Statement (file number 001-11835), as filed with the Commission on April 28, 1997 and incorporated herein by reference.

ITEM 9.   UNDERTAKINGS.

     1.   The undersigned hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 2 (a)(1)(i) and 2 (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN LOS ANGELES, CALIFORNIA, ON DECEMBER 9, 1997.


                                     THE AMERICAN MATERIALS AND
                                     TECHNOLOGIES CORPORATION


                                     By:/s/ Paul W. Pendorf
                                        -------------------------------------
                                        Paul W. Pendorf
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Paul W. Pendorf and James L. Russell, and each of them, true and lawful attorneys-in-fact and agents with full power of substitution, for and in name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for him, any or all of them, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              Signature                                  Title                                           Date
              ---------                                  -----                                           ----
         /s/ Paul W. Pendorf               President, Chief Executive Officer and                  December 9, 1997
--------------------------------------     Director (Principal Executive Officer)
           PAUL W. PENDORF

        /s/ James L. Russell               Chief Financial Officer                                 December 9, 1997
--------------------------------------     (Principal Financial and Accounting Officer)
          JAMES L. RUSSELL

         /s/ Steven Georgiev               Director                                                December 9, 1997
--------------------------------------
           STEVEN GEORGIEV

        /s/ Buster C. Glosson              Director                                                December 9, 1997
--------------------------------------
          BUSTER C. GLOSSON

        /s/ Robert V. Glaser               Director                                                December 9, 1997
--------------------------------------
          ROBERT V. GLASER

                                  EXHIBIT INDEX

Exhibit No.   Description

4.1*          Specimen certificate for the Common Stock

5.1           Opinion of Foley, Hoag & Eliot LLP

10.1*         The American Materials & Technologies Corporation 1996 Incentive and Nonqualified Stock
              Option Plan

10.2**        The American Materials and Technologies Corporation 1997 Stock Option Plan

23.1          Consent of Feldman Radin & Co., P.C.

23.2          Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1)

24.1          Power of Attorney (contained on the signature page)

----------

* Filed as an exhibit to the Company's Registration Statement on Form SB-2 (file number 333-3836), as declared effective by the Commission on June 27, 1996 and incorporated herein by reference.

** Filed as an appendix to the Company's Definitive Proxy Statement (file number 001-11835), as filed with the Commission on April 28, 1997 and incorporated herein by reference.